UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 8, 2012

UBS Commercial Mortgage Trust 2012-C1
(Exact name of issuing entity)

UBS Commercial Mortgage Securitization Corp.
(Exact name of the depositor as specified in its charter)

UBS Real Estate Securities Inc.
Barclays Bank PLC
Archetype Mortgage Funding II LLC
(Exact name of sponsors as specified in their charters)

Delaware	333-177354-01	45-3587479
(State or other jurisdiction of incorporation of depositor)	(Commission File Number of issuing entity)	(IRS Employer Identification No. of depositor)

1285 Avenue of the Americas
New York, New York	10019
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor's telephone number, including area code (212) 713-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events

On May 8, 2012 (the “Closing Date’), UBS Commercial Mortgage Securitization Corp. (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2012 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, TriMont Real Estate Advisors, Inc., as operating advisor, and Deutsche Bank Trust Company Americas, as trustee, certificate administrator, paying agent and custodian, of UBS Commercial Mortgage Trust 2012-C1, Commercial Mortgage Pass-Through Certificates, Series 2012-C1 (the “Certificates”).

The Certificates will consist of the following classes, designated as (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B Certificates (collectively, the “Public Certificates”), (ii) the Class X-A, Class X-B, Class C, Class D, Class E, Class F, Class G, Class R and Class LR Certificates (collectively, the “Private Certificates”) and (iii) the Class V Certificates.

All of the Public Certificates, having an aggregate initial principal amount of $1,111,330,000, were sold to UBS Securities LLC (“UBSS”), Barclays Capital Inc. (“BC”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Nomura Securities International Inc. (“Nomura” and, together with UBSS, BC and MLPFS, the “Principals”), pursuant to an Underwriting Agreement, dated April 24, 2012 (the “Underwriting Agreement”), among the Depositor and the Principals.  UBSS and BC are acting as the co-lead managers.  The Public Certificates were offered by the Principals for sale to the public, pursuant to the Depositor’s prospectus, dated April 17, 2012, as supplemented by the prospectus supplement, dated April 24, 2012, in negotiated transactions or otherwise at varying prices determined at the time of sale.

All of the Private Certificates, having an aggregate initial principal amount of $219,604,174, were sold to the Principals pursuant to a Certificate Purchase Agreement, dated May 3, 2012, between the Depositor and the Principals.  The Class V Certificates were sold to a third party investor.  The Private Certificates and the Class V Certificates were sold in private placement transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.

The Certificates represent, in the aggregate, the entire beneficial ownership in UBS Commercial Mortgage Trust 2012-C1 (the “Issuing Entity”), a New York common law trust fund formed pursuant to the Pooling and Servicing Agreement.  The assets of the Issuing Entity consist primarily of 73 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 100 commercial, multifamily and manufactured housing community properties.  The Mortgage Loans were acquired by the Depositor from (i) UBS Real Estate Securities Inc. (“UBSRES”), pursuant to a Mortgage Loan Purchase Agreement, dated as of May 8, 2012 (the “UBSRES Mortgage Loan Purchase Agreement”), between the Depositor and UBSRES, (ii) Barclays Bank PLC (“Barclays”), pursuant to a Mortgage Loan Purchase Agreement, dated as of May 8, 2012 (the “Barclays Mortgage Loan Purchase Agreement”), between the Depositor and Barclays and (iii) Archetype Mortgage Funding II LLC (“Archetype”), pursuant to a Mortgage Loan Purchase Agreement, dated as of May 8, 2012 (together with the UBSRES Mortgage Loan Purchase Agreement and the Barclays Mortgage Loan Purchase Agreement, the “Mortgage Loan Purchase Agreements”), between the Depositor and Archetype.

The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Depositor from UBSRES, Barclays and Archetype.  The net proceeds to the Depositor of the offering of the Certificates, after deducting expenses payable to the Depositor in connection with the issuance and distribution of the Certificates of approximately $4,942,841, were approximately $1,428,489,152.  Of such expenses paid by the Depositor, approximately $0 were paid directly to affiliates of the Depositor, $150,000 in the form of fees were paid to the Principals, and $4,792,841 were other expenses.  All of the foregoing expense amounts are the Depositor's reasonable estimates of such expenses.  No underwriting discounts and commissions or finder's fees were paid by the Depositor.

Further information regarding such sales has been previously provided on the Depositor's Current Report on Form 8-K, filed May 7, 2012 (including, as to the price per class of Public Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its prospectus supplement, dated April 24, 2012 to the prospectus, dated April 17, 2012.  The related registration statement (File No. 333-177354) was originally declared effective on February 10, 2012.

The Pooling and Servicing Agreement, the Underwriting Agreement and the Mortgage Loan Purchase Agreements are attached as exhibits to the Depositor’s Form 8-K filed with the Securities and Exchange Commission on May 7, 2012.

Item 9.01.                      Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits

Exhibit 5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated May 8, 2012.

Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated May 8, 2012 (included as part of Exhibit 5).

Exhibit 23	Consent Opinion of Cadwalader, Wickersham & Taft LLP, dated May 8, 2012 (included as part of Exhibit 5).

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UBS COMMERCIAL MORTGAGE SECURITIZATION CORP.

Date: May 8, 2012	By:	/s/ David Schell
Name: David Schell
Title: Director

By:	/s/ Siho Ham
Name: Siho Ham
Title: Associate Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated May 8, 2012.	(E)

8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated May 8, 2012 (included as part of Exhibit 5).	(E)

23	Consent Opinion of Cadwalader, Wickersham & Taft LLP, dated May 8, 2012 (included as part of Exhibit 5).	(E)